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                                                                    EXHIBIT 10.3


                             AMENDMENT NO. 1 TO THE

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         CHELSEA MARKET SYSTEMS, L.L.C.

     THIS AMENDMENT NO. 1 (the "Amendment") is made as of the 31st day of July, 2000, between and among Renwick Technologies, Inc., a Texas corporation ("Renwick"), and Harry M. Levy ("Harry").

     WHEREAS, the parties entered into the Limited Liability Company Agreement (the "Agreement") of the Chelsea Market Systems, L.L.C. (the "Company") as of the 3rd day of January, 2000.

     WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto amend the Agreement as follows:

1. Section 7.1 of the Agreement shall be amended by adding provision 7.1 (d) which will read as follows:

     (d) Renwick shall make contributions to the Company in an aggregate amount not to exceed $900,000 for the payment of operation and marketing expenses, as and when needed by the Company upon five (5) days advance written request.

2. Section 8.1 (a) of the Agreement shall be amended in its entirety to read as follows:

     (a) Except as otherwise provided herein or by the Act, notwithstanding the provisions of Section 8.1 (b), all distributions of Distributable Cash shall first be made to Renwick until such time as Renwick shall have received an amount equal to 100% of the amount of their contribution made pursuant to 7.1 (d). When the amounts required to be paid pursuant this
     Section 8.1 (a) have been made, Distributable Cash shall be distributed among the Members pro rata in accordance with their Sharing Ratios in such aggregate amounts and at such times as shall be determined by the Management Committee.

3. Section 9.2 shall be amended to add the words "and Section 7.1(d)" after the words "Section 7.1(b)" in subsection (a).

4. All provisions of the Agreement not amended hereby shall continue in full force and effect.

5. This Amendment, the Agreement, and the additional documents and agreements referred to in the Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. They supersede any prior agreements or understandings


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     among them, and this Amendment may not be modified or amended in any manner other than as set forth herein or in the Agreement.

6. This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

7. Except as herein otherwise specifically provided, this Amendment shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

8. This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and in the year first above written.


                                                    RENWICK TECHNOLOGIES, INC.


5803 Glenmont                                       By: /s/ DAVID EDWAB
Houston, Texas 77081                                   ------------------------
                                                    Name:   David Edwab
                                                    Its:    President


9211 Reid Lake Drive                                    /s/ HARRY M. LEVY
Houston, TX 77036                                      ------------------------
                                                        Harry M. Levy


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